                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Section 240.14a-11(c) or Section 240.14a-12


                             Boyd Gaming Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     (5) Total fee paid:

         -----------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     (3) Filing Party:

         -----------------------------------------------------------------------


     (4) Date Filed:

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

                            BOYD GAMING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2000

     The Annual Meeting of Stockholders (the "Annual Meeting") of Boyd Gaming Corporation, a Nevada corporation (the "Company"), will be held at Blue Chip Casino, 2 Easy Street, Michigan City, Indiana 46360, on Thursday, May 25, 2000 at 11:00 a.m., local time, for the following purposes:

     1. To elect three Class III directors of the Company to serve until the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

     2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 2000.

     3. To approve a proposed amendment to the Company's Articles of Incorporation in order to comply with the New Jersey Casino Control Act and the Indiana Riverboat Gaming Act.

     4. To approve the 2000 Executive Management Incentive Plan and certain Performance Units granted under the 1996 Stock Incentive Plan.

     5. To approve an amendment to the 1996 Stock Incentive Plan to increase the number of shares subject to the plan from 3,000,000 to 5,500,000.

     6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this notice.

     The Board of Directors has fixed the close of business on March 31, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote via toll-free telephone call or the internet by following the instructions on the back of the proxy card. If you send in your proxy card or vote by telephone or the internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ WILLIAM S. BOYD
                                          WILLIAM S. BOYD
                                          Chairman of the Board
                                          and Chief Executive Officer

Las Vegas, Nevada

April 24, 2000

                            BOYD GAMING CORPORATION
                              2950 INDUSTRIAL ROAD
                            LAS VEGAS, NEVADA 89109

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished to stockholders of Boyd Gaming Corporation, a Nevada corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, May 25, 2000 at 11:00 a.m., local time, at Blue Chip Casino, 2 Easy Street, Michigan City, Indiana 46360, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.


     These proxy solicitation materials are being mailed to stockholders on or about April 24, 2000.


VOTING AND SOLICITATION


     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under the rules of the New York Stock Exchange (the "Exchange"), certain matters submitted to a vote of stockholders are considered by the Exchange to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. On those matters which the Exchange determines to be "non-routine," brokerage firms that have not received instructions from their customers would not have discretion to vote. Neither the Company's Articles or Bylaws, nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes. In the election of directors, the three nominees for Class III directors who receive the greatest number of affirmative votes within that class will be elected to the Board of Directors, without giving effect to abstentions and broker non-votes. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, approval of the amendment of the Articles of Incorporation, approval of the 2000 Executive Management Incentive Plan and certain Performance Units granted under the 1996 Stock Incentive Plan and approval of the amendment to the 1996 Stock Incentive Plan require the affirmative vote of a majority of the shares present or represented at the meeting, assuming that a quorum is present or represented at the meeting. An abstention will have the same effect as a vote cast against the applicable resolution, but broker non-votes will not be counted as shares present or represented at the meeting for the purposes of the applicable resolution. Holders of Common Stock are entitled to one vote for each share held on each matter to be voted upon.



     Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. IF NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY OR ALL PROPOSALS TO BE ACTED UPON, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AND IN FAVOR OF PROPOSALS 2, 3, 4 AND 5, AS APPLICABLE. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

     The presence at the meeting of a stockholder will not revoke his or her proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Company (Attention: Charles E. Huff, Secretary, at the principal offices of the Company) a written notice of revocation or a duly executed proxy bearing a later date.

     The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

RECORD DATE AND SHARES OUTSTANDING


     The close of business on March 31, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 62,228,487 shares of Common Stock outstanding. Each stockholder entitled to vote at the meeting may cast one vote in person or by proxy for each share of Common Stock held by such stockholder.


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 1, 2000 (i) by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) by each director and nominee, (iii) by each executive officer of the Company named in the Summary Compensation Table contained herein and (iv) by all directors and executive officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.


                          NAME(a)                               SHARES      PERCENTAGE
                          -------                             ----------    ----------
William S. Boyd(b)..........................................  25,563,151      40.35
Robert L. Boughner(c).......................................     413,871          *
William R. Boyd(d)..........................................   2,396,587       3.85
Philip J. Dion(e)...........................................       4,000          *
Marianne Boyd Johnson(f)....................................   2,399,391       3.85
Michael O. Maffie(g)........................................       5,750          *
Billy G. McCoy(h)...........................................       4,636          *
Warren L. Nelson(i).........................................      73,500          *
Donald D. Snyder(j).........................................     178,076          *
Perry B. Whitt(k)...........................................   1,697,158       2.73
Ellis Landau(l).............................................     493,615          *
Keith E. Smith(m)...........................................      94,927          *
Mellon Bank(n)..............................................   3,251,417       5.23
  c/o Mellon Financial Corporation
  One Mellon Center
  Pittsburgh, Pennsylvania 15258
All directors and executive officers as a group (15
  persons)(o)...............................................  33,483,335      51.99


---------------
 *  Represents less than 1%

(a) Unless otherwise indicated, the mailing address of all persons in the list set forth above is: 2950 Industrial Road, Las Vegas, Nevada 89109.

(b) Includes 19,345,855 shares of Common Stock held by the William S. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, 14,684 shares held by the William S. Boyd Family Limited Partnership, of which the William S. Boyd Family Corporation (which is wholly owned by Mr. Boyd) is the sole general partner, 24,329 shares held by the William S. Boyd Family Corporation, 2,194,030 shares held by the W.M. Limited Partnership, of which W.S.B., Inc. (which is wholly owned by Mr. Boyd) is the sole general partner, 4,836 shares held by W.S.B., Inc., 24,039 shares held by the William S. Boyd Grantor Retained Annuity Trust No. 2, 27,044 shares held by the William S. Boyd Grantor Retained Annuity Trust No. 3, and 2,800,000 shares held by the BG-99 Limited Partnership, of which W.S.B., Inc. is general partner. Also includes 1,128,334 shares issuable pursuant to options exercisable within 60 days.

(c) Includes 93,870 shares of Common Stock held by the Robert L. Boughner Investment Trust, of which Mr. Boughner is trustee. Also includes 320,001 shares issuable pursuant to options exercisable within 60 days.

(d) Includes 2,235,187 shares of Common Stock held by the William R. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, 85,247 shares held by the William R. Boyd and Myong Boyd Children's Trust, 7,550 shares held by the 1995 Sean William Johnson Educational Trust, of which Mr. Boyd is trustee, and 12,703 shares held by the 1997 Sean William Johnson Educational Trust, of which Mr. Boyd is trustee. Mr. Boyd disclaims beneficial ownership of the shares held by the William R. Boyd and Myong Boyd Children's Trust and by the Sean William Johnson Educational Trusts. Also includes 54,334 shares issuable pursuant to options exercisable within 60 days.

(e) Includes 1,250 shares of Common Stock held by the Dion Family Trust, of which Mr. Dion is trustee. Also includes 2,750 shares of Common Stock issuable pursuant to options exercisable within 60 days.


(f) Includes 2,130,355 shares of Common Stock held by the Marianne E. Boyd Gaming Properties Trust, of which Ms. Johnson is trustee, 35,766 shares held by the 1992/1994 Boyd Grandchildren's Trust, of which Ms. Johnson is trustee, 80,474 shares held by the 1997/1999 Boyd Grandchildren's Trust, of which Ms. Johnson is trustee, and 72,524 shares held by the Johnson Children's Trust. Ms. Johnson disclaims beneficial ownership of the shares held by the Boyd Grandchildren's Trusts and by the Johnson Children's Trust. Also includes 54,334 shares issuable pursuant to options exercisable within 60 days.


(g) Includes 2,750 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(h) Includes 2,750 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(i) Includes 10,000 shares of Common Stock held by the Warren L. Nelson Family Trust, of which Mr. Nelson is trustee. Also includes 8,500 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(j) Includes 200 shares of Common Stock held by the Donald D. and Dorothy R. Snyder Living Trust, of which Mr. Snyder is trustee. Also, includes 175,001 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(k) Includes 1,688,658 shares of Common Stock held by the Whitt Family Trust, of which Mr. Whitt and his wife are trustees. Also includes 8,500 shares issuable pursuant to options exercisable within 60 days.

(l) Includes 241,667 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(m) Includes 325 shares owned by Mr. Smith's wife. Also, includes 93,834 shares of Common Stock issuable pursuant to options exercisable within 60 days.


(n) The foregoing information is based upon a Schedule 13g filed by Mellon Bank with the Securities and Exchange Commission on January 27, 2000, including 2,472,717 shares as to which Mellon Bank has sole voting power, 226,400 shares as to which Mellon Bank has shared voting power, 2,740,717 shares as to which Mellon Bank has sole dispositive power and 510,700 shares as to which Mellon Bank has shared dispositive power.



(o) Includes 2,172,807 shares of Common Stock issuable pursuant to options exercisable within 60 days.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS


     In accordance with the Company's Restated Articles of Incorporation, the Company's Board of Directors is divided into three classes, as nearly equal in number as the then-total number of directors at the time of initial election, with the term of office of one class expiring each year. At the Annual Meeting, the stockholders will elect three Class III directors of the Company to serve until the 2003 Annual Meeting or until their successors are duly elected and qualified, or until any such director's earlier resignation or removal. At each following Annual Meeting, the successors to the class of directors whose term is then expiring will be elected to hold office for a term expiring at the third succeeding annual meeting. Vacancies on the Board of Directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next election of the class for which such directors were chosen. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board of Directors, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of the Board of Directors become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as the Board may determine.


     In voting for directors, each stockholder is entitled to cast one vote for each candidate. Stockholders are not entitled to cumulate their votes for members of the Board of Directors. The three nominees for Class III directors who receive the greatest number of affirmative votes will be elected to the Board of Directors.

     The nominees for election as Class III directors are:

           Robert L. Boughner
           Marianne Boyd Johnson
           Billy G. McCoy

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NAMED NOMINEES

NOMINEES AND DIRECTORS

     The names of the nominees and the continuing directors, their ages as of the Record Date and certain other information about them are set forth below:

                                                                                   DIRECTOR
             NAME                AGE             POSITION WITH COMPANY              SINCE
             ----                ---             ---------------------             --------
MEMBERS OF THE BOARD WHOSE
  TERMS EXPIRE IN 2001
  (CLASS I)
William S. Boyd................  68     Chairman of the Board of Directors and       1988
                                        Chief Executive Officer
Philip J. Dion.................  55     Director                                     1997
Perry B. Whitt.................  77     Vice Chairman of the Board of Directors      1988
MEMBERS OF THE BOARD WHOSE
  TERMS EXPIRE IN 2002 (CLASS
  II)
William R. Boyd................  40     Vice President and Director                  1992
Michael O. Maffie..............  52     Director                                     1997
Warren L. Nelson...............  87     Director                                     1988
Donald D. Snyder...............  52     President and Director                       1996
MEMBERS OF THE BOARD WHOSE
  TERMS EXPIRE IN 2000 (CLASS
  III)
Robert L. Boughner.............  47     Senior Executive Vice President, Chief       1996
                                        Operating Officer and Director
Marianne Boyd Johnson..........  41     Vice President and Director                  1990
Billy G. McCoy.................  59     Director                                     1997

NOMINEES

     Robert L. Boughner has been Chief Operating Officer of the Company since April 1990 and Senior Executive Vice President since May 1998 and has served as a director since April 1996. In addition, in January 1999, Mr. Boughner was elected Chief Executive Officer of Marina District Development Company, the Company's fifty percent owned joint venture with Mirage Resorts, Incorporated in Atlantic City, New Jersey. From 1985 until April 1990, he served as Senior Vice President of Administration of California Hotel and Casino, the predecessor of the Company and now one of its subsidiaries, and prior to that time he held various management positions in the Company. Mr. Boughner is active in civic and industry affairs and is a director of the Nevada Hotel and Motel Association and the Nevada Restaurant Association. Mr. Boughner serves on the Board of Directors of BankWest of Nevada.

     Marianne Boyd Johnson has been Vice President of the Company since September 1997, Assistant Secretary since September 1989 and a director since September 1990. From 1976 until September 1990, she held a variety of full and part-time positions with the Company and California Hotel and Casino, including participation in the Company's management training program. Ms. Johnson serves on the Board of Directors of BankWest of Nevada. Ms. Johnson is the daughter of William S. Boyd and the sister of William R. Boyd, who are both directors and officers of the Company.

     Billy G. McCoy, Major General USAF (Ret), has been a director of the Company since March 1997. From 1993 to 1996, General McCoy served as Director of Development for the Company. In 1997, he was named the President and Chief Operating Officer of Luscombe Aircraft Corporation and in 1998 was elected as Chairman of the Board. The General entered the Air Force in June 1963 and was promoted to Major General in October 1989. During his 30 years of active service, he served as Commander of Homestead AFB, Florida, Langley AFB, Virginia, Luke AFB, Arizona, Nellis AFB, Nevada and Lackland AFB, Texas. He serves on the Boards of the Nevada Federal Credit Union, and Desert Research Institute and as a Trustee of the Community College of Southern Nevada.

CONTINUING DIRECTORS

     William S. Boyd has served as a director of the Company since its inception in June 1988 and as Chairman of the Board of Directors and Chief Executive Officer since August 1988. A co-founder of California Hotel and Casino, Mr. Boyd has served as a director and President of California Hotel and Casino since its inception in 1973 and has also held several other offices with that company. Prior to joining California Hotel and Casino, Mr. Boyd practiced law in Las Vegas for 15 years. Between 1970 and 1974 he also was Secretary and Treasurer and a member of the Board of Directors of the Union Plaza Hotel and Casino. Mr. Boyd serves on the Board of Directors of the American Gaming Association, and he serves on the Board of Directors and as President of the Gaming Entertainment Research and Education Foundation, which, among other things, provides funding for the National Center for Responsible Gaming. Mr. Boyd is the father of William R. Boyd and Marianne Boyd Johnson, who are both directors and officers of the Company.

     Philip J. Dion has been a director of the Company since March 1997. Mr. Dion is the Chairman of the Board and recently retired from the position of Chief Executive Officer of Del Webb Corporation, a Phoenix-based real estate corporation specializing in the development of active adult communities. Mr. Dion has been with Del Webb Corporation since 1982 and has held his current position since 1987. Prior to joining Del Webb Corporation, Mr. Dion spent 12 years with Armour-Dial Inc., a subsidiary of the Greyhound Corporation.

     Perry B. Whitt has served as a director of the Company since its inception and Vice Chairman of the Board of Directors since August 1988. He also served as a director of California Hotel and Casino from its inception until 1994, and has also held several offices with California Hotel and Casino. Mr. Whitt has over 50 years of experience in the gaming industry, much of it with the Boyd family. He is also past President and director of the Utility Shareholders Association of Nevada and was director of the United Way of Southern Nevada. Mr. Whitt serves on the Board of Directors of BankWest of Nevada and is a member of the Variety Club of Southern Nevada, Tent 39. Mr. Whitt was also a past director of First Security Bank and Community Bank.

     William R. Boyd has been a Vice President of the Company since December 1990 and a director since September 1992. From June 1987 until December 1990, he was director of operations at the Fremont Hotel and Casino. From 1978 until 1987, he held various positions at the California Hotel and Casino and Sam's Town Hotel and Gambling Hall. Mr. Boyd also serves on the Board of Directors of the Better Business Bureau of Southern Nevada and of the Secret Witness Program. Mr. Boyd is the son of William S. Boyd and the brother of Marianne Boyd Johnson, who are both directors and officers of the Company.

     Michael O. Maffie has been a director of the Company since March 1997. Mr. Maffie is the President and Chief Executive Officer of Southwest Gas Corporation, a major Las Vegas based utility company. Mr. Maffie joined Southwest Gas Corporation in 1978 as its treasurer and held several executive positions prior to being named to his current position in 1993. Prior to joining Southwest Gas Corporation, Mr. Maffie was with Arthur Andersen & Co. for seven years.

     Warren L. Nelson has served as a director of the Company since its inception and as a director of California Hotel and Casino from its inception until 1994. For the last 30 years, he has been a co-owner of the Club Cal Neva, a gaming facility in Reno, Nevada. Mr. Nelson has over 60 years experience in the gaming industry.

     Donald D. Snyder has been President of the Company since January 1997. Prior to that, he served as Executive Vice President and Chief Administrative Officer from July 1996 to January 1997 and has served as a director of the Company since April 1996. Prior to joining the Company, from 1992 to July 1996, Mr. Snyder served as Chairman, Chief Executive Officer and President of the Fremont Street Experience Limited Liability Co. ("FSELLC"), which developed the Fremont Street Experience in downtown Las Vegas. He continues as Chairman of FSELLC. Mr. Snyder worked for First Interstate Bancorp ("FIB") for 22 years, serving as Chairman and Chief Executive Officer of First Interstate Bank of Nevada from 1987 through 1991. He was involved in various entrepreneurial activities after leaving FIB, including co-founding BankWest of Nevada, Strategic Associates, Inc., Graphic Enterprises, Inc. and FSELLC. He serves on the Boards of Directors of BankWest of Nevada, holds leadership positions on several non-profit boards and has played an active role in the industry organizations including the American Gaming Association, and past service on the Boards of the Nevada Resort Association and the Las Vegas Convention and Visitors Authority.

COMPENSATION OF DIRECTORS

     Each director who was not an employee of the Company received an annual fee of $30,000, meeting fees of $1,500 per board meeting attended, $500 per committee meeting attended and related expenses for services as a director. The Chairmen of the Audit Committee and the Compensation and Stock Option Committee received a retainer of $3,000 for their additional responsibilities. Employee and non-employee directors, along with certain executive officers, participate in the Directors' Medical Reimbursement Plan, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. During 1999, William S. Boyd, William R. Boyd, Robert L. Boughner, Marianne Boyd Johnson, Donald D. Snyder and Perry B. Whitt received reimbursement under this plan totaling $428, $928, $65, $1,691, $1,117 and $7,538, respectively. The Company also has a Directors' Non-Qualified Stock Option Plan under which each non-employee director receives an option to purchase 5,000 shares of the Company's Common Stock upon first joining the Board and receives an additional option to purchase 1,000 shares of the Company's Common Stock on the date of each succeeding annual meeting of stockholders so long as the director has served on the Board for the preceding twelve months. Options are granted at fair market value on the date of grant and vest over four years from the date of grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Board of Directors does not have a nominating committee. However, the Board of Directors will consider nomination recommendations from stockholders, which should be addressed to Charles E. Huff, Secretary, at the principal offices of the Company.

     The current members of the Audit Committee are Michael Maffie (Chairman), Philip Dion, and Warren L. Nelson. The Audit Committee held three meetings during 1999. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, making recommendations to the Board of Directors regarding the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company.

     The current members of the Compensation and Stock Option Committee are Philip Dion (Chairman), Michael Maffie, and Billy McCoy. The Compensation and Stock Option Committee held three meetings during 1999. The Compensation and Stock Option Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation and Stock Option Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.


     The Board of Directors held a total of seven meetings during 1999. During such fiscal period, each director attended 100% of the meetings of the Board and the committees of the Board on which he served that were held during the period he served.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     William G. Yates, Jr. resigned from the Board of Directors on October 28, 1999. W.G. Yates & Sons Construction Company, of which William G. Yates, Jr. is a founder and the Chief Executive Officer, and its affiliates were paid an aggregate of approximately $176,000 during 1999 for general construction work provided by W.G. Yates & Sons in connection with ongoing renovations at Sam's Town Tunica. The Company believes this work was provided on terms no less favorable to the Company than could otherwise have been obtained from an unaffiliated third party.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


     The following table sets forth the cash compensation earned for services performed for the Company during the calendar years ended December 31, 1999 and December 31, 1998, the six-month transition period ended December 31, 1997 and the fiscal year ended June 30, 1997 by the Company's Chief Executive Officer and each of its other four most highly compensated executive officers (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                      ---------------
                                     ANNUAL COMPENSATION(1)             SECURITIES       ALL OTHER
                             --------------------------------------     UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR(2)       SALARY($)   BONUS($)   OPTIONS/SARS(#)      ($)(3)
---------------------------  ---------------   ---------   --------   ---------------   ------------
William S. Boyd............    Calendar 1999   1,000,000   806,175(4)     150,000           6,553
  Chairman and Chief           Calendar 1998   1,000,000   558,160(4)     150,000          10,762
  Executive Officer          Transition 1997     500,000         0        320,000           1,485
                                 Fiscal 1997   1,000,000         0        200,000           5,601
Robert L. Boughner.........    Calendar 1999     550,000   294,500         50,000           6,190
  Senior Executive Vice        Calendar 1998     550,000   220,000         50,000           6,011
  President and Chief        Transition 1997     262,500         0         95,000           1,431
  Operating Officer              Fiscal 1997     525,000     7,875         50,000           5,601
Donald D. Snyder...........    Calendar 1999     500,000   245,000         50,000           7,242
  President                    Calendar 1998     500,000   200,000         50,000           6,766
                             Transition 1997     225,000         0         95,000           3,022
                                 Fiscal 1997     350,000     3,750         50,000           2,340
Ellis Landau...............    Calendar 1999     400,000   171,500         30,000           6,638
  Executive Vice               Calendar 1998     385,000   134,750         30,000           6,766
  President, Treasurer and   Transition 1997     183,750         0         70,000           1,195
  Chief Financial Officer        Fiscal 1997     367,500     5,513         35,000           5,340
Keith E. Smith.............    Calendar 1999     350,000   150,063         30,000           6,400
  Executive Vice               Calendar 1998     280,166    92,500         25,000           6,376
  President -- Operations    Transition 1997     100,000         0         45,000           2,837
                                 Fiscal 1997     182,500     3,000         25,000           5,340

---------------
(1) The incremental cost to the Company of providing perquisites and other personal benefits during the indicated periods did not exceed, as to any Named Executive Officer, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive officer for any such year and, accordingly, is omitted from the table.

(2) The Company changed its fiscal year from June 30 to December 31 beginning July 1, 1997. The period identified as "Transition 1997" constitutes the period from July 1, 1997 to December 31, 1997.

(3) Amounts represent the Company's Profit Sharing and 401(k) Plan contributions, payments of term life insurance premiums and medical cost reimbursement. In the year ended December 31, 1999, the Company's Profit Sharing and 401(k) Plan contributions were $3,200 for each of Messrs. Boyd, Boughner, Snyder, Landau and Smith. In the year ended December 31, 1999, life insurance premium payments by the Company were $2,925 for each of Messrs. Boyd, Boughner, Snyder, Landau and Smith. In the year ended December 31, 1999, medical reimbursements were $428, $65, $1,117, $513 and $275 for
    Messrs. Boyd, Boughner, Snyder, Landau and Smith, respectively.

(4) This amount was paid under the Company's 1996 Executive Management Incentive Plan.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                                   INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                --------------------------------------------------------      VALUE AT ASSUMED
                                 NUMBER OF       % OF TOTAL                                 ANNUAL RATES OF STOCK
                                 SECURITIES     OPTIONS/SARS                               PRICE APPRECIATION FOR
                                 UNDERLYING      GRANTED TO     EXERCISE OR                    OPTION TERM(2)
                                OPTIONS/SARS    EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
             NAME                GRANTED(#)    FISCAL YEAR(1)    ($/SHARE)       DATE        5%($)       10%($)
             ----               ------------   --------------   -----------   ----------   ---------   -----------
William S. Boyd...............    150,000          13.98          5.5625       9/08/09      524,734     1,329,779
Robert L. Boughner............     50,000           4.66          5.5625       9/08/09      174,911       443,260
Donald D. Snyder..............     50,000           4.66          5.5625       9/08/09      174,911       443,260
Ellis Landau..................     30,000           2.80          5.5625       9/08/09      104,947       265,966
Keith E. Smith................     30,000           2.80          5.5625       9/08/09      104,947       265,966


---------------

(1) Based on options for 1,073,000 shares granted to employees of the Company and its affiliates in 1999. All options were granted at fair market value, have ten year terms and vest ratably over three years.


(2) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the exercise price at some time during the term of the option.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                                           VALUE OF UNEXERCISED
                                                                 NUMBER OF SECURITIES          IN-THE-MONEY
                                        SHARES                  UNDERLYING UNEXERCISED         OPTIONS/SARS
                                       ACQUIRED      VALUE      OPTIONS/SARS AT FISCAL      FISCAL YEAR-END($)
                                          ON        REALIZED          YEAR-END(#)              EXERCISABLE/
                NAME                  EXERCISE(#)     ($)      EXERCISABLE/UNEXERCISABLE     UNEXERCISABLE(1)
                ----                  -----------   --------   -------------------------   --------------------
William S. Boyd.....................       0           0           1,128,334/356,666          75,833/169,167
Robert L. Boughner..................       0           0             320,001/114,999           24,792/56,145
Donald D. Snyder....................       0           0             175,001/114,999           24,792/56,145
Ellis Landau........................       0           0              241,667/73,333           15,417/33,958
Keith E. Smith......................       0           0               93,834/61,666           12,293/29,270

---------------
(1) Value is based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1999 ($5.81), less the exercise price.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth the Performance Awards made in 1999 under the Company's Long-Term Incentive Plan, which was established in 1998 (the "Long-Term Incentive Plan"), to each of the executive officers named in the Summary Compensation Table. The Long-Term Incentive Plan currently provides for a payment of cash at the end of a three-year period, based on the Company's achievement of pre-established performance targets. The first Performance Awards under the Long-Term Incentive were made in 1998 and payout of 1998 Performance Awards will be made shortly after the end of 2000.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1999
                           ESTIMATED FUTURE $ PAYOUTS

                              PERFORMANCE PERIOD   BELOW THRESHOLD
            NAME                 UNTIL PAYOUT         ($ AWARD)      THRESHOLD(B)$   TARGET(A)$   MAXIMUM(B)$
            ----              ------------------   ---------------   -------------   ----------   -----------
William S. Boyd.............       3 years                0             250,000       500,000       750,000
Robert L. Boughner..........       3 years                0             100,000       200,000       300,000
Donald D. Snyder............       3 years                0             100,000       200,000       300,000
Ellis Landau................       3 years                0              60,000       120,000       180,000
Keith E. Smith..............       3 years                0              60,000       120,000       180,000

---------------

(a) Represents target Performance Awards under the Long-Term Incentive Plan for the 1999-2001 award period. Actual dollar amounts to be paid out at the end of this three-year period will be based on two components (each, a "Target"): (i) the Company's achieving a target earnings-per-share figure and (ii) the Company's stock performance compared to a peer group of companies.



(b) Threshold represents amounts payable upon achieving 80% of the Targets. Maximum represents amounts payable upon achieving 120% of the Targets. No payout will be made on either Target unless the Company achieves 80% of such Target for the period.


REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     The Committee reviews with management cash and other compensation policies for employees, makes recommendations to the Board of Directors regarding compensation matters and determines the compensation for the Chief Executive Officer. In addition, the Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The Chief Executive Officer establishes the compensation of the other executive officers of the Company, including the named executive officers, after consultation with the Committee using the guidelines and ranges set by the Committee.

  Compensation Policies

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Guidelines and ranges for the compensation of the executive officers and compensation of the Chief Executive Officer are generally set at levels that the Committee believes to be competitive with others in the Company's industry, based on public information with respect to compensation paid by leading casino hotel companies including, but not limited to, companies in the peer group in the Stock Performance Graph contained herein. Companies are selected for the purpose of comparing compensation practices on the basis of a number of factors relative to the Company, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs and the availability of compensation information.

     There are three primary elements in the Company's executive compensation program:

     - Base salary

     - Short and long-term bonuses

     - Stock options

     The guidelines and ranges for the base salaries of the Company's executive officers are generally set at a level which the Committee believes to be competitive with base salaries paid by leading casino hotel companies including, but not limited to, companies in the peer group in the Stock Performance Graph contained herein. Individual base salaries are established based on an executive officer's historical contribution and future importance to the Company and other subjective factors, without assigning a specific weight to individual factors.

     Bonuses are paid pursuant to (i) an executive bonus plan, in which certain management personnel at the individual properties and at the corporate level participate, and in which the Chief Executive Officer does not participate; (ii) the 1996 Executive Management Incentive Plan, in which the Chief Executive Officer currently is the only participant; and (iii) the Long-Term Incentive Plan, under which certain management personnel, including the Chief Executive Officer, have been awarded Performance Units pursuant to the provisions of the 1996 Stock Incentive Plan.

     Bonus awards under the executive bonus plan are set as a percentage of base salary, with the specific percentage determined by the person's position within the Company so that highly compensated executives receive a relatively larger percentage of their total compensation in bonuses dependent on performance. The award of bonuses is dependent on the achievement of specified goals. The achievement of quantitative goals at the department, property and corporate levels is the primary factor in determining bonuses, and such goals are tied to the achievement of specified earnings and other performance targets.


     The Long-Term Incentive Plan provides bonus awards to selected members of senior management if certain long-term targets are achieved. There are currently eleven individuals eligible for these awards, including the Named Executive Officers. The Long-Term Incentive Plan's performance period has been established as a three-year period, with the first such period ending on December 31, 2000. Awards of Performance Units have been made each year since inception of the Long-Term Incentive Plan. For 1999, as in the prior year, the performance criteria are achieving a target cumulative earnings per share and stock price performance relative to a specified peer group.


     The Company believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Company strongly believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best long-term interests. The Committee determines whether to grant stock options, as well as the amount of the grants, based on a person's position within the Company.

  Compensation of Chief Executive Officer

     In establishing the Chief Executive Officer's overall compensation, the Committee considered a number of factors, including the record of leadership and service provided by the Chief Executive Officer since co-founding California Hotel and Casino, the Company's predecessor and now one of its subsidiaries, in 1973; the identification of the Company with the Chief Executive Officer by the Company's employees, the financial community and the general public; and the recognition by the Committee and others in the gaming industry of the importance of his leadership, creativity and other personal attributes to the Company's continued success. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation. Consistent with the Company's overall executive compensation program, the Chief Executive Officer's compensation is composed of base salary, bonus and stock options. The Chief Executive Officer's base salary remained unchanged during the prior year. Among the factors considered by the Committee in reaching this decision were the reluctance of the Chief Executive Officer to receive, and of the Committee to award, base salary that is not deductible for tax purposes and the opportunity available to the Chief Executive Officer for additional incentive compensation.

     The Chief Executive Officer was the only executive officer who participated in the 1996 Executive Management Incentive Plan approved by the Company's stockholders in 1995. The Management Incentive Plan provides for annual incentive awards to certain of the Company's key executives who are "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code and is administered by the Committee. In determining awards to be made under the Management Incentive Plan, the Committee may approve a formula based on one or more objective criteria to measure corporate performance. Performance criteria must include one or more of the following: the Company's pre- or after-tax earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share. The annual maximum amount of cash compensation payable to a participant under the Management Incentive Plan is $2,000,000 per year. For the twelve months ended December 31, 1999, Mr. Boyd's performance criteria was pre-tax income, and based on that measurement, Mr. Boyd was granted an award of $806,175 under the Management Incentive Plan.

  Policy Regarding Deductibility of Compensation for Tax Purposes -- Compliance With Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the other four most highly compensated executive officers. Qualifying performance-based compensation, such as the 1996 Executive Management Incentive Plan, will not be subject to the deduction limit if certain requirements are met. The Company has structured the performance-based portion of the compensation of its executive officers in a manner that is designed to comply with the exceptions to the deductibility limitations of Section 162(m).

                                          Philip J. Dion, Chairman
                                          Michael O. Maffie
                                          Billy G. McCoy
                                            Members,
                                           Compensation and Stock Option
                                            Committee

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no committee interlocks or insider participation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "Commission"). Such officers, directors and 10% stockholders are also required by the Commission rules to furnish the Company with copies of all
Section 16(a) forms they file.


     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

STOCK PERFORMANCE GRAPH

     The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of a peer group (the "Peer Group") consisting of Argosy Gaming Company, Inc., Aztar Corporation, Mandalay Resort Group (formerly known as Circus Circus Enterprises, Inc.), Mirage Resorts, Incorporated, Harrah's Entertainment, Inc. (formerly a division of The Promus Companies Incorporated), Isle of Capri Casinos, Inc. and Station Casinos, Inc., and the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500"). The performance graph assumes that $100 was invested in the Company's stock on June 30, 1994, in common stock of the Peer Group, and in the S&P 500. In accordance with guidelines of the Commission, the stockholder return for each company in the Peer Group indexes has been weighted on the basis of market capitalization as of the beginning of the period. The stock price performance shown in this graph is neither necessarily indicative of, nor intended to suggest, future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

         AMONG BOYD GAMING CORPORATION, THE PEER GROUP, AND THE S&P 500

                                                 BOYD GAMING CORPORATION          S&P 500 INDEX                PEER GROUP
                                                 -----------------------          -------------                ----------
6/30/94                                                  100.00                      100.00                      100.00
6/30/95                                                  115.25                      122.62                      147.12
6/30/96                                                  101.69                      150.95                      176.22
6/30/97                                                   38.98                      199.23                      129.97
12/31/97                                                  44.92                      218.43                      121.48
12/31/98                                                  22.46                      276.69                       85.14
12/31/99                                                  39.41                      330.71                      130.03

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the independent auditors of the Company and California Hotel and Casino since 1981 and has been appointed by the Board of Directors to continue as the independent auditors of the Company for the year ending December 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board of Directors will review its future selection of auditors. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and will be able to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                                 PROPOSAL NO. 3

         AMENDMENT OF BOYD GAMING CORPORATION ARTICLES OF INCORPORATION


     The Company, through Boyd Atlantic City, Inc. ("Boyd AC"), a wholly-owned subsidiary, and Mirage Resorts, Incorporated, through a wholly-owned subsidiary (collectively "Mirage"), are developing a casino hotel entertainment facility in Atlantic City, New Jersey named The Borgata. As part of this development, the Company and Boyd AC are required to be licensed by the New Jersey Casino Control Commission (the "NJCCC"). Also, in November 1999, the Company, through Boyd Indiana, Inc. ("Boyd Indiana"), a wholly-owned subsidiary of the Company, acquired all of the outstanding ownership units of Blue Chip Casino, LLC, in Michigan City, Indiana. In effecting this transaction, the Company and Boyd Indiana were required to be licensed by the Indiana Gaming Commission (the "IGC").


     The NJCCC and the IGC require the Company, as the publicly traded holding company of casino licensees in New Jersey and Indiana, respectively, to provide in its Articles of Incorporation that any securities of the Company are held subject to the condition that if a holder thereof is found to be disqualified by the NJCCC pursuant to the provisions of the New Jersey Casino Control Act, or by the IGC pursuant to the provisions of the Indiana Riverboat Gaming Act, respectively, such holder shall dispose of his or her interest in the Company or such holder's interest in the Company shall be redeemed by the Company, at its election. The proposed Amendment (as such terms is hereinafter defined) sets forth the mechanism for complying with this requirement.

     On February 24, 2000, the Company's Board of Directors adopted an Amendment to the Company's Articles of Incorporation (the "Amendment") which would replace
Article V, Section D of the Company's existing Articles of Incorporation, subject to stockholder approval at the Annual Meeting. The proposed Amendment, setting forth the new Article V, Section D, reads in its entirety as follows:

        D. Redemption of Stock.

          As long as the Corporation remains either a holding company or an intermediary holding company subject to the statutes, regulations, rules, ordinances, orders or interpretations (the "Gaming Laws") of any gaming authority (the "Gaming Authorities"), all securities of the Corporation shall be held subject to the applicable provisions of such Gaming Laws. Not by way of limitation, if the Corporation becomes, and so long as it remains, either a holding company or an intermediary holding company subject to regulation under the New Jersey Casino Control Act (the "New Jersey Act"), the Indiana Riverboat Gambling Act (the "Indiana Act") or any other Gaming Authority which has similar requirements, all securities of the Corporation shall be held subject to the condition that if a holder thereof is found to be disqualified by either the New Jersey Casino Control Commission pursuant to the New Jersey Act, the Indiana Gaming Commission pursuant to the Indiana Act, or any other Gaming Authority which has similar requirements, such holder shall, at the election of the Corporation, either: (i) sell any or all of such securities to the Corporation at the Redemption Price (defined below); or (ii) otherwise dispose of his interest in the Corporation, all within 30 days following the Corporation's receipt of notice (the "Notice Date") of the holder's disqualification. The Redemption Price shall be the lesser of
     (i) the lowest closing sale price of the such securities between the Notice Date and the date 30 days after the Notice Date or (ii) such holder's original purchase price for such securities. The disqualified holder will also be responsible for and will pay all costs associated by the Corporation in connection with the disposition or redemption of securities, including but not limited to attorneys fees. Promptly following the Notice Date, the Corporation shall either deliver such written notice along with the Corporation's election personally to the disqualified holder or shall mail it to such holder at the address shown on the Corporation's records, or use any other reasonable means to provide notice. Failure of the Corporation to provide notice to a disqualified holder after making reasonable efforts to do so shall not preclude the corporation from exercising its rights. If any disqualified holder fails to dispose his securities within 30 days following the Notice Date, the corporation, by action or the Board of Directors, may redeem such securities at the lesser of (i) the lowest closing sale price of the such securities between the Notice Date and the date 30 days after the Notice Date or (ii) such holder's original purchase price for such securities. So long as the corporation is a "publicly traded holding company" as defined in the New Jersey Act and the Indiana Act, commencing on the Notice Date, it shall be unlawful for the disqualified holder to: (i) receive any dividends or interest upon any securities of the Corporation held by such holder; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) receive any remuneration in any form, for services rendered or otherwise, from the Corporation or any subsidiary of the Corporation that holds a casino license.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE ABOVE PROPOSAL.

                                 PROPOSAL NO. 4

                   RATIFICATION AND APPROVAL OF THE COMPANY'S
                    2000 EXECUTIVE MANAGEMENT INCENTIVE PLAN

     The Board of Directors has approved the adoption of a new 2000 Executive Management Incentive Plan (the "Management Incentive Plan"). Adoption of the Management Incentive Plan is subject to the approval of a majority of the shares of the Company's Common Stock which are present in person or by proxy and entitled to vote at the Annual Meeting. The Management Incentive Plan provides the Company's key employees with the opportunity to earn incentive awards based on the achievement of goals relating to the performance of the Company and its business units.

BACKGROUND AND REASONS FOR ADOPTION

     Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as "performance-based compensation," as defined in Section 162(m). The Management Incentive Plan is designed to qualify payments thereunder as performance-based compensation, so that the Company may continue to receive a federal income tax deduction for the payment of incentive bonuses to its executive officers. The Company will also continue to operate its current bonus plan for the compensation of these executive officers up to the limits of
Section 162(m) and for compensation of those executive officers for whom Section 162(m) is not an issue.

DESCRIPTION OF THE MANAGEMENT INCENTIVE PLAN

     The following paragraphs provide a summary of the principal features of the Management Incentive Plan and its operation. The Management Incentive Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

PURPOSE OF THE MANAGEMENT INCENTIVE PLAN

     The Management Incentive Plan is intended to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and achieve the Company's objectives.

ADMINISTRATION OF THE MANAGEMENT INCENTIVE PLAN

     The Management Incentive Plan will be administered by a committee appointed by the Board of Directors in accordance with the express provisions of the Management Incentive Plan and the requirements of Section 162(m). This committee shall consist of no fewer than two members of the Board.

ELIGIBILITY TO RECEIVE AWARDS

     All officers and key employees of the Company are eligible to participate in the Management Incentive Plan. Participation in the Management Incentive Plan by any particular officer or employee is determined annually in the sole discretion of the committee administering the Management Incentive Plan. In selecting participants for the Management Incentive Plan, the committee will choose officers and employees of the Company who are likely to have a significant impact on Company performance. Participation will be in the sole discretion of the committee administering the Management Incentive Plan, but it currently is expected that eleven officers and employees will participate each year.

TARGET AWARDS AND PERFORMANCE GOALS


     The Management Incentive Plan will pay awards based on a plan period which consists of either a single plan year or two or more consecutive fiscal years of the Company known as a plan cycle. For each plan period (or portion of a plan period), the committee administering the Management Incentive Plan will establish in writing: (1) a target award for each participant, (2) the performance goals which must be achieved in order for the participant to be paid the target award, and (3) a formula for increasing or decreasing a participant's target award depending upon how actual performance compares to the pre-established performance goals. Each participant's target award will be determined by the committee in its sole discretion. There are several performance measures which the committee administering the Management Incentive Plan may use in setting the performance goals for any year. Specifically, the performance goals applicable to any participant will provide for a targeted level of achievement using one or more of the following measures: the Company's pre- or after-tax earnings, revenue, operating income, operating cash flow, return on net assets, return on assets, return on capital, return on stockholders' equity, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms, as compared to any incremental change, or as compared to results of a peer group. The committee may set performance goals that differ from participant to participant. For example, the committee may choose performance goals that apply on either a corporate or business unit basis, as deemed appropriate in light of the participant's responsibilities.


DETERMINATION OF ACTUAL AWARDS


     After the end of each performance goal period, the committee must certify in writing the extent to which the performance goals applicable to each participant were achieved. The actual award, if any, for each participant will be determined by applying the formula to the level of actual performance certified by the committee. However, the committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Also, no participant's actual award under the Management Incentive Plan may exceed $2 million for any plan year or $2 million for any plan cycle. Furthermore, the Management Incentive Plan contains a continuous employment requirement. If a participant terminates employment with the Company prior to the award payment date, the committee, in its sole discretion, may determine that he or she is entitled to the payment of an award reduced proportionately based on the termination date. Awards under the Management Incentive Plan generally will be payable in cash after the end of the performance goal period during which the award was earned. However, the committee reserves the right to declare any award wholly or partially payable in an equivalent amount of restricted stock issued under the Company's 1996 Stock Incentive Plan.

PRO-FORMA BENEFITS FOR THE PLAN

     Because payments under the Management Incentive Plan are determined by comparing actual performance to the annual performance goals established by the committee, it is not possible to conclusively state the amount of benefits which will be paid under the Management Incentive Plan. The awards, if any, paid under the Management Incentive Plan will be in addition to any annual cash incentive bonuses the participants may receive under the Company's executive bonus plan. [See "Compensation Committee and Stock Option Committee Report on Executive Compensation"].

AMENDMENT AND TERMINATION OF THE MANAGEMENT INCENTIVE PLAN

     The Board of Directors may amend or terminate the Management Incentive Plan at any time and for any reason, but in accordance with Section 162(m) of the Code, certain material amendments to the Management Incentive Plan will be subject to stockholder approval.

RATIFICATION OF LONG-TERM INCENTIVE PLAN AWARDS

     The Company's shareholders are also being asked to ratify the awards made by the Company under the Long-Term Incentive Plan in 1998, 1999 and 2000 to the Named Executive Officers. The Long-Term Incentive Plan provides bonus awards to selected members of senior management if certain long-term targets are achieved. There are currently eleven individuals eligible for these awards, including the Named Executive Officers. The Long-Term Incentive Plan's performance period has been established as a three-year period, with the first such period commencing on January 1, 1998 and ending on December 31, 2000; the second such period commencing on January 1, 1999 and ending on December 31, 2001; and the third such period commencing on January 1, 2000 and ending on December 31, 2002. Awards of Performance Units have been made each year since inception of the Long-Term Incentive Plan. For each such award period, the performance criteria are achieving a target cumulative earnings per share and stock price performance relative to a specified peer group. If shareholders fail to ratify the awards made by the Company under the Long-Term Incentive Plan, the Named Executive Officers will forfeit the bonuses payable for the foregoing award periods under the Long-Term Incentive Plan to the extent such bonuses exceed the limits of deductibility of Section 162(m) of the Code. If the Management Incentive Plan described above is approved by the shareholders, the covered employees will receive bonuses under the Management Incentive Plan and the Long-Term Incentive Plan will terminate with respect to future fiscal years of the Company. [See "Long-Term Incentive Plan Awards"].

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE 2000 EXECUTIVE MANAGEMENT INCENTIVE PLAN AND THE AWARDS MADE IN 1998, 1999 AND 2000 UNDER THE LONG-TERM INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE "FOR" APPROVAL OF THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED TO THE MEETING:

     RESOLVED, that the shareholders of Boyd Gaming Corporation hereby approve the adoption of the 2000 Executive Management Incentive Plan and ratification of the Long-Term Incentive Plan Awards for the periods commencing on January 1, 1998, January 1, 1999 January 1, 2000.

                                 PROPOSAL NO. 5

                        APPROVAL OF AN AMENDMENT TO THE
           1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
                SUBJECT TO THE PLAN FROM 3,000,000 TO 5,500,000

     At the Annual Meeting, the Company's stockholders will be asked to approve an amendment to the 1996 Stock Incentive Plan (the "1996 Stock Incentive Plan") to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 2,500,000 from 3,000,000 shares to 5,500,000 shares. As of March 1, 2000, there were only 465,944 shares remaining available for option grants and other awards under the Plan. The Board of Directors believes that it is necessary to increase the number of shares available for issuance under the 1996 Stock Incentive Plan to enable the Company to continue using equity incentives to attract and retain the services of key individuals essential to the Company's long-term success and that an amendment to the 1996 Stock Incentive Plan is in the best interests of the Company.

     The 1996 Stock Incentive Plan was adopted by the Board of Directors of the Company on August 28, 1996 and approved by the Company's shareholders on November 22, 1996. The amendment to the 1996 Stock Incentive Plan for which shareholder approval is sought under this Proposal No. 5 was adopted by the Board of Directors on February 24, 2000, subject to shareholder approval.

     The essential features of the 1996 Stock Incentive Plan are discussed below. This discussion does not purport to be a complete description of all the provisions of the 1996 Stock Incentive Plan.

     Purposes. The purposes of the 1996 Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and its subsidiaries, and to promote the success of the Company's business.

     Administration. With respect to grants of awards to employees who are also officers or directors of the Company, the 1996 Stock Incentive Plan is administered by either the Board of Directors or a Committee (as applicable, the "Administrator") designated by the Board. The Administrator will be constituted so as to satisfy applicable laws and to permit grants and related transactions for officers under the Plan to be exempt from Section 16(b) of the Exchange Act and which, in the case of "covered employees," is intended to constitute performance-based compensation and is made up solely of two or more "outside directors" as such term is defined and Section 162(m) of the Internal Revenue Code (the "Code"). With respect to grants of awards to employees or consultants who are neither directors nor officers of the Company, the Administrator may authorize any officer(s) to grant awards, provided all grants are ratified by the Board within six months of the grant date. Subject to the provisions of the 1996 Stock Incentive Plan, the Administrator has the final power to construe and interpret the Plan and the awards granted under it, and to determine, among other matters, the persons to whom stock awards will be granted and the number of shares with respect to which awards shall be granted.

     Performance Based Compensation. Section 162(m) of the Code limits to $1 million annually the deduction a public corporation may claim for compensation paid to any of its top five executive officers, except in limited circumstances. One such exception is for "performance based compensation," which is defined as compensation paid solely on account of the attainment of one or more performance goals, but only (1) if the goals are determined by a compensation committee of the Board of Directors comprised of two or more outside directors, (2) the performance goals are disclosed to shareholders and approved by a majority vote before the remuneration is paid, and (3) before the remuneration is paid, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied.

     Internal Revenue Service regulations provide that compensation attributable to a stock option or stock appreciation right will be deemed to satisfy the requirement that performance goals be preestablished if the grant of the award is made by the compensation committee; the plan under which the award is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and, under the terms of the option or award, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. In the case of all other types of awards, the performance criteria must be established within 90 days after the commencement of the period of service to which the performance goal relates, and the performance goal must be objective and capable of determination by a third party having knowledge of the relevant facts.

     The Plan includes features intended to permit the Administrator to grant Awards to employees that will qualify as performance-based compensation. The Plan limits the number of shares with respect to which incentive stock options, non-qualified stock options, and stock appreciation rights may be granted in any one fiscal year of the Company to any one participant to 500,000 shares.

     Types of Awards. Any type of arrangement to an employee or consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) shares of Common Stock of the Company, (ii) an option, SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock. Performance criteria may be based on any one of, or combination of, an increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator.

     In the case of stock options, each option will be either an incentive stock option or a non-qualified stock option. If the aggregate fair market value of shares subject to incentive stock options of an employee which become exercisable for the first time by an individual during any calendar year under any Company plan exceeds $100,000, such excess options will be treated as non-qualified stock options. Incentive stock options may not be transferred, but all other awards may be transferred in accordance with the terms of the grant. The exercise price of any incentive stock option may not be less than 100% of the fair market value per share on the date of grant (110% in the case of a stockholder ("10% Holder") holding 10% or more of the voting power of the Company's and its subsidiaries' stock). The exercise price of non-qualified stock options may not be less than 85% of the fair market value on the date of grant. On March 1, 2000, the closing bid price for a share of the Company's Common Stock on the NYSE Composite Tape was $5.13.

     A stock appreciation permits the holder of the right to elect to surrender the right or a portion thereof that is then exercisable and receive, in exchange therefor, Common Stock, cash, or a combination thereof. Under the Plan, such cash, stock, or combination will have an aggregate value equal to the excess of the fair market value on the date of such election of one share of Common Stock over the purchase price specified in such right multiplied by the number of shares covered by such right or portion thereof which is so surrendered. A stock appreciation right may be awarded separately or in conjunction with the award of a stock option, in which case the exercise of the stock appreciation right will correspondingly reduce the number of shares available under the option and the exercise of the option will correspondingly reduce the number of shares to which the stock appreciation right applies.

     A stock appreciation right will be exercisable upon such additional terms and conditions as may be prescribed by the Administrator in its sole discretion, but in no event shall it be exercisable after the expiration of any related stock option. No stock appreciation rights have been granted to date under the Plan.

     Restricted stock awards will consist of Common Stock transferred to participants, without other payment therefor, as additional compensation for their services to the Company or one of its subsidiaries. Restricted stock awards will be subject to such terms and conditions as the Administrator determines are appropriate. No restricted stock awards have been granted to date under the Plan.

     The Plan permits the grant of performance awards in the form of performance units or performance shares. Performance units consist of monetary awards and performance shares consist of Common Stock or awards denominated in Common Stock, which may be earned in whole or in part if the Company achieves certain goals established by the Administrator over a designated period of time. Payment of an award earned may be in cash or in Common Stock, or in a combination of both, and may be made when earned, or vested and deferred, as the Administrator in its sole discretion determines. Deferred awards may earn interest on the terms and at a rate determined by the Administrator.

     The Administrator may accept any lawful consideration for shares issued under the 1996 Stock Incentive Plan, including: (i) cash; (ii) check; (iii) delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator deems appropriate; (iv) surrender of shares of Common Stock (including the withholding of shares otherwise deliverable upon exercise) with a fair market value equal to the aggregate exercise price; (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, require to effect an exercise of the award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or (vi) any combination of the foregoing.

     The Administrator may establish programs to permit grantees to defer receipt of consideration upon exercise of an award, satisfaction of performance criteria, or other event that absent the election would entitle the grantee to payment or receipt of shares or consideration. In addition, the Administrator may establish one or more programs under the Plan to permit grantees to exchange an award for one or more other types of awards.

     No shares of Common Stock may be issued under the 1996 Stock Incentive Plan until the grantee has made arrangements satisfactory to the Administrator for the satisfaction of applicable federal, state and local income and employment tax withholding obligations.

     The term of each Award is stated in the Award agreement, provided that the term of an Incentive Stock Option may not exceed 10 years from the date of grant or 5 years from the date of grant if the grantee is a 10% Holder.

     Change of Control. In the event of a Corporate Transaction (as described below), each outstanding award becomes fully vested and exercisable immediately prior to the effective date of such Corporate Transaction. Upon the consummation of the Corporate Transaction, each outstanding award terminates unless assumed by the successor. In the event of a Change in Control (as described below), each outstanding award becomes fully vested and exercisable and remains exercisable until the expiration or sooner termination of the award term. A "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party: (i) a merger or consolidation in which the Company is not the surviving entity (other than for change in domicile); (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in connection with complete liquidation or dissolution of the Company; or (iii) any reverse merger in which the Company is the surviving entity, but in which the securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger. A "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions: (i) the direct or indirect acquisition of beneficial ownership of securities with more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the disinterested directors did not recommend; or (ii) a change in the composition of the Board over 36 months or less such that the majority of Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who have been Board members for at least 36 months or were elected or nominated by such Board members.

     In the event of a Subsidiary Disposition (as described below), each outstanding award with respect to those grantees who are at the time engaged primarily in service with the subsidiary corporation involved in such Subsidiary Disposition will terminate unless (i) assumed by the successor company or its parent or (ii) otherwise determined by the Board. A "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary, the sale of all or substantially all of the assets of that subsidiary, or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

     The portion of any incentive stock option accelerated under the 1996 Stock Incentive Plan in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition remains exercisable as an incentive stock option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. Any excess portion will be exercisable as a non-qualified stock option.

     In the event of a grantee's cessation of employment or service for any reason, each award becomes fully vested and exercisable and is released from any restrictions on transfer and repurchase or forfeiture rights of the shares, unless otherwise provided in the award agreement.

     Available Shares. The maximum aggregate number of shares of Common Stock which may be issued under the 1996 Stock Incentive Plan, as amended, is currently 3,000,000 shares. If the Proposal No. 5 to increase the number of shares under the Plan is approved by shareholders, this maximum aggregate amount will be increased by 2,500,000 shares to 5,500,000 shares.

     Eligible Individuals. Awards other than incentive stock options, which may only be granted to employees, may be granted to employees (including officers and directors) and consultants of the Company or any parent, subsidiary or other affiliate.

     Amendment. The Board may amend the 1996 Stock Incentive Plan at any time and for any reason, subject to certain restrictions on the ability to adversely affect awards previously granted thereunder and to any legal requirement to obtain stockholder approval.

     Term. The Plan became effective on August 28, 1996, the date of adoption by the Board and has a term of 10 years unless sooner terminated.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 1996 STOCK INCENTIVE PLAN

     The following is a brief summary of the current United States federal income tax rules generally applicable to the awards under the 1996 Stock Incentive Plan.

     Incentive Stock Options. There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option.

     If an optionee holds stock for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the excess of the fair market value on the date of exercise over the exercise price. If the optionee disposes of the stock in a disqualifying disposition involving a sale or exchange, however, the optionee will realize taxable ordinary income equal to the optionee's actual gain, if any, on the sale or exchange. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Upon exercise of an incentive stock option, the excess of the stock's fair market value on the date of exercise over the option exercise price will constitute an adjustment in calculating the optionee's alternative minimum tax liability, if any.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

     Non-Qualified Stock Options. There generally are no tax consequences to the optionee or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option or stock appreciation right normally the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the holder. Upon disposition of stock, the holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year.

Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Stock Grants, Restricted Stock Grants and Restricted Stock
Purchases. Generally, a recipient of stock under the 1996 Stock Incentive Plan would recognize ordinary income equal to the difference between the market value of the stock on the grant or purchase date and any amount paid or required to be paid for the stock. If the stock is restricted and subject to vesting, then the recipient of the stock would recognize ordinary income as the restrictions are removed and the stock vests. On each vesting date, the recipient would recognize ordinary income equal to the difference between the fair market value of the shares of stock that have vested on such date and any amount paid or required to be paid for the shares of stock. The recipient of the stock would not recognize any income to the extent the rights to the stock have not vested. A recipient of stock under the 1996 Stock Incentive Plan, however, may make an election under
Section 83(b) of the Code within 30 days of the stock award to be taxed at the grant date at ordinary income rates on the difference between the fair market value of the stock on the grant or purchase date and any amount paid by the recipient for the stock. If a Section 83(b) election is made, the recipient will not recognize income on subsequent vesting of the award. However, no loss or deduction will be permitted the recipient if the restricted stock is forfeited.

     Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

     Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

     Other Tax Consequences. The foregoing discussion is not a complete description of the federal income tax aspects of stock awards under the 1996 Stock Incentive Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable or any stock awards other than options. Participants in the 1996 Stock Incentive Plan who are residents or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.]

RECENT OPTION AWARDS UNDER THE 1996 OPTION PLAN

     The table below shows the aggregate number of shares of Common Stock subject to options granted to the following persons under the 1996 Stock Incentive Plan and the weighted average exercise price payable per share: Each of the Company's Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including current officers who are not executive officers, as a group

                                                            NUMBER      WEIGHTED AVERAGE
                    NAME AND POSITION                      OF SHARES      OPTION PRICE
                    -----------------                      ---------    ----------------
William S. Boyd..........................................    300,000          6.97
Robert L. Boughner.......................................    100,000          6.97
Donald D. Snyder.........................................    100,000          6.97
Ellis Landau.............................................     65,000          7.08
Keith E. Smith...........................................     55,000          6.84
Executive Group (10 persons).............................    723,500          6.97
Non-Executive Director Group (5 persons).................          0             0
Non-Executive Officer Employee Group (398 persons).......  1,811,000          6.68

SHAREHOLDER APPROVAL

     The matter is being submitted to the stockholders for approval by the affirmative vote of the holders of record of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE 1996 STOCK INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE "FOR" APPROVAL OF THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED TO THE
MEETING:

     RESOLVED, that the stockholders of Boyd Gaming Corporation hereby approve amending the first sentence of Section 3(a) of the 1996 Stock Incentive Plan to read in its entirety as follows: "Subject to the provisions of
     Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 5,500,000 Shares."

                             STOCKHOLDER PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company (Attention: Charles E. Huff, Secretary, at the principal offices of the Company), no later than December 17, 2000, for inclusion in the Board's proxy statement and form of proxy for that meeting. In addition, to be properly considered at the 2001 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to the Company's Secretary in writing not less than 60 days prior to the date of the 2001 Annual Meeting of Stockholders. A stockholder's notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                                 OTHER MATTERS

     The Board of Directors currently knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     A FORM OF PROXY IS ENCLOSED FOR YOUR USE. PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. ALTERNATIVELY, YOU MAY VOTE VIA TOLL-FREE TELEPHONE CALL OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE BACK OF THE PROXY CARD.

                                          By Order of the Board of Directors,

                                          /s/ WILLIAM S. BOYD
                                          WILLIAM S. BOYD
                                          Chairman of the Board
                                          and Chief Executive Officer


April 24, 2000

Las Vegas, Nevada

                                                                      APPENDIX A

                            BOYD GAMING CORPORATION

                    2000 EXECUTIVE MANAGEMENT INCENTIVE PLAN

                                   SECTION 1

                           ESTABLISHMENT AND PURPOSE

     1.1 Purpose. Boyd Gaming Corporation hereby establishes the Boyd Gaming Corporation 2000 Executive Management Incentive Plan (the "Plan"). The Plan is intended to increase stockholder value and the success of the Company by motivating key employees (a) to perform to the best of their abilities, and (b) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such employees with incentive awards based on the achievement of goals relating to performance of the Company and its individual business units. The Plan supercedes the Boyd Gaming Corporation 1998 Long-Term Incentive Program and the Boyd Gaming Corporation 1996 Executive Management Incentive Plan. The Plan is intended to qualify as performance-based compensation under Code Section 162(m).

     1.2 Effective Date. The Plan is effective as of February 24, 2000 subject to the approval of a majority of the shares of the Company's common stock which are present in person or by proxy and entitled to vote at the 2000 Annual Meeting of Stockholders. As long as the Plan remains in effect, it shall be resubmitted to stockholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Code Section 162(m).

                                   SECTION 2

                                  DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 "Actual Award" means as to any Plan Period, the actual award (if any) payable to a Participant for the Plan Period. Actual Award is determined by the Payout Formula for the Plan Period, subject to the Committee's authority under
Section 3.5 to reduce the award otherwise determined by the Payout Formula.

     2.2 "Base Salary" means as to any Plan Period, the Participant's salary, the method of calculation of which as determined by the Committee prior to the commencement of the Plan Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

     2.3  "Board" means the Company's Board of Directors.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

     2.5 "Committee" means the Compensation and Stock Option Committee of the Board or such other committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under Code
Section 162(m).

     2.6  "Company" means Boyd Gaming Corporation, a Nevada corporation.

     2.7 "Determination Date" means as to any Plan Period, (a) the first day of the Plan Year or the first day of the first Plan Year in any Plan Cycle, or (b) if later, the latest date possible which will not jeopardize the Plan's qualification as performance-based compensation under Code Section 162(m).

     2.8 "Disability" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

     2.9 "Maximum Award" means the maximum amount which may be paid to a Participant for any Plan Period. The Maximum Award amount which may be paid to a Participant for any Plan Year is $2,000,000, exclusive of any amount which may be paid to a Participant for any Plan Cycle. The Maximum Award amount which may be paid to a Participant for any Plan Cycle is $2,000,000, exclusive of any amount which may be paid to a Participant for any Plan Year.

     2.10 "Participant" means as to any Plan Period, a key employee of the Company who has been selected by the Committee for participation in the Plan for that Plan Period.

     2.11 "Payout Formula" means as to any Plan Period, the formula or payout matrix established by the Committee pursuant to Section 3.4, below, to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.


     2.12 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee in its sole discretion to be applicable to a Participant for a Plan Period. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: the Company's pre- or after-tax earnings, revenue, operating income, operating cash flow, return on net assets, return on assets, return on capital, return on stockholders' equity, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms, as compared to any incremental change, or as compared to results of a peer group. The Performance Goals may differ from Participant to Participant.



     2.13 "Plan Cycle" means the 1998 through 2000 fiscal years of the Company and each succeeding period consisting of two or more fiscal years of the Company. Plan Cycle also means any fraction of a full Plan Cycle as determined by the Committee with proportional adjustments to the Maximum Award and all other terms of the Plan intended to apply to a full Plan Cycle.


     2.14 "Plan Period" means, in the discretion of the Committee, either a Plan Cycle as defined in Section 2.13 or a Plan Year as defined in Section 2.15.

     2.15 "Plan Year" means (a) the 1998 fiscal year of the Company and each succeeding fiscal year of the Company and (b) each fiscal year of the Company that falls within a Plan Cycle. Plan Year also means any fraction of a full Plan Year as determined by the Committee with proportional adjustments to the Maximum Award and all other terms of the Plan intended to apply to a full Plan Year.

     2.16 "Target Award" means the target award payable under the Plan to a Participant for the Plan Period as determined by the Committee in accordance with Section 3.3.

                                   SECTION 3

             SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

     3.1 Selection of Participants. On or prior to the Determination Date, the Committee, in its sole discretion, shall select the employees of the Company who shall be Participants for the Plan Period. An employee may simultaneously be a Participant under the Plan for both a Plan Year and a Plan Cycle. In selecting Participants, the Committee shall choose key employees who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Plan Period by Plan Period basis. Accordingly, an employee who is a Participant for a given Plan Period in no way is guaranteed or assured of being selected for participation in any subsequent Plan Period or Periods.

     3.2 Determination of Performance Goals. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Plan Period. Such Performance Goals shall be set forth in writing.

     3.3 Determination of Target Awards. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

     3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Plan Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no participant's Actual Award under the Plan may exceed his or her Maximum Award.


     3.5 Determination of Actual Awards. After the end of each Plan Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Plan Period were achieved. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, (a) the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, (b) if a Participant terminates employment with the Company prior to the date the Actual Award for the Plan Period is paid for a reason other than Disability or death, the Committee, in its sole discretion, may determine that he or she shall be entitled to the payment of an Actual Award (reduced proportionately based on the date of termination) for the Plan Period, and (c) if a Participant terminates employment with the Company prior to the date the Actual Award for the Plan Period is paid due to Disability or death, the Committee, in its sole discretion, may reduce his or her Actual Award proportionately based on the date of termination (and subject to further reduction or elimination under clause (a) of this sentence).


                                   SECTION 4

                               PAYMENT OF AWARDS

     4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

     4.2 Timing of Payment. Payment of each Actual Award shall be made within three calendar months after the end of the Plan Period during which the Award was earned.

     4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in the form of a restricted stock bonus granted under the Company's 1996 Stock Incentive Plan or successor equity compensation plan. The number of shares granted shall be determined by dividing the cash amount of the Actual Award by the fair market value of a share of Company common stock on the date that the cash payment otherwise would have been made. For this purpose, "fair market value" shall be determined by the Committee, in its sole discretion.

     4.4 Other Deferral of Actual Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Actual Awards. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

     4.5 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her for a prior Plan Period, the Actual Award shall be paid to his or her estate.

                                   SECTION 5

                                 ADMINISTRATION

     5.1 Committee is the Administrator. The Plan shall be administered by the Committee.

     5.2 Committee Authority. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

     5.3 Tax Withholding. The Company shall withhold all applicable taxes from any payment, including any federal, foreign, state, and local taxes.

                                   SECTION 6

                               GENERAL PROVISION

     6.1 Nonassignability. A Participant shall have no right to assign or transfer any interest under this Plan.

     6.2 No Effect on Employment. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Plan Period or any other period. Generally, employment with the Company is on an at will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Period such exercise occurs, to terminate any individual's employment without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

     6.3 No Individual Liability. No member of the Committee or the Board, or any employee of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award under the Plan.

     6.4 Severability; Governing Law. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Nevada.

     6.5 Affiliates of the Company. Requirements referring to employment with the Company or payment of awards may, in the Committee's discretion, be performed through the Company or any affiliate of the Company.

                                   SECTION 7

                           AMENDMENT AND TERMINATION

     7.1 Amendment and Termination. The Board may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan's qualification under Code Section 162(m), any such amendment shall be subject to stockholder approval.

PROXY                                                                      PROXY
                             BOYD GAMING CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2000

   The undersigned hereby appoints William S. Boyd and William R. Boyd (collectively, the "Proxies"), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the "Annual Meeting") of Boyd Gaming Corporation, a Nevada corporation (the "Company"), to be held on Thursday, May 25, 2000 at 11:00 a.m., local time, at Blue Chip Casino, 2 Easy Street, Michigan City, Indiana 46360, and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2, 3, 4 AND 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   The Board of Directors recommends a vote FOR the election of Directors and FOR Proposals 2, 3, 4 and 5.

            SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH
           THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE
                ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.




                            - FOLD AND DETACH HERE -

                                                                Please mark       [X]
                                                                your votes as
                                                                indicated in
                                                                this
                                                                example


                                                                       FOR            WITHHOLD
                                                               The nominees listed   AUTHORITY
                                                                Below. (except as    to vote for
                                                                Marked to the        nominees
                                                                Contrary below)     listed below
                                                                     [ ]              [ ]
 1.      Election of Directors:
         INSTRUCTIONS: To withhold authority to vote
         for any nominee, print that nominee's name
         in the space provided below.

         Class III: 01 Robert L. Boughner, 02 Marianne Boyd
         Johnson, and 03 Billy G. McCoy
                                                                FOR     AGAINST    ABSTAIN
 2.      To ratify the appointment of Deloitte & Touche         [ ]       [ ]        [ ]
         LLP as the independent auditors for the Company
         for the fiscal year ending December 31, 2000.
                                                                FOR     AGAINST    ABSTAIN
 3.      To approve the proposed amendment to Boyd Gaming       [ ]       [ ]        [ ]
         Corporation's Articles of Incorporation.
                                                                FOR     AGAINST    ABSTAIN
 4.      To ratify and approve the 2000 Executive               [ ]       [ ]        [ ]
         Management Incentive Plan and certain
         Performance Units granted under the 1996
         Stock Incentive Plan.
                                                                FOR     AGAINST    ABSTAIN
 5.      To approve an amendment to the 1996 Stock              [ ]       [ ]        [ ]
         Incentive Plan to increase the number of shares
         subject to the plan from 3,000,000 to 5,500,000,


               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                   PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Signature)______________________________(Signature, if jointly held)_____________________________________DATE: ____________, 2000 please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.

                            - FOLD AND DETACH HERE -


                            YOUR VOTE IS IMPORTANT!
                       YOU CAN VOTE IN ONE OF THREE WAYS:
               1. VOTE BY INTERNET: 24 HOURS A DAY, 7 DAYS A WEEK
   Follow the instructions at our Website Address: http://www.eproxy.com/byd
 If you indicate that you will be attending the meeting, you will automatically be mailed an Admittance Card.
                                       OR
   2. VOTE BY PHONE: FOR U.S. SHAREOWNERS ONLY, CALL TOLL-FREE 1-800-840-1208 ON A TOUCH TONE TELEPHONE 24 HOURS A DAY-7 DAYS A WEEK.

     There is NO CHARGE to you for this call. Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press
1.
                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions: Proposal 1, Director Election Proposal: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
To WITHHOLD FOR AN INDIVIDUAL nominee, PRESS 0 and listen to the instructions. Proposal 2 and All Other Proposals: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
The instructions are the same for all other proposals.
                    WHEN ASKED PLEASE CONFIRM BY PRESSING 1.
PRESS 1 To consent to view future Annual Reports and Proxy Materials for this account via the Internet.
                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.
                                       OR
3. VOTE BY PROXY CARD: MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
NOTE: If you vote by internet or telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.
                             THANK YOU FOR VOTING.

TO VIEW OUR ANNUAL REPORT AND PROXY MATERIALS ONLINE GO TO:

    http://www.boydgaming.com/annualrpt.pdf and
      http://www.boydgaming.com/proxystate.pdf